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                                                    EXHIBIT 8(A)

                  Form of Opinion of
                  McNair Law Firm, P.A.,
                 Counsel to the Company


                       October 10, 1997


South Carolina Electric & Gas Company
1426 Main Street
Columbia, South Carolina 29201

SCE&G Trust I
c/o South Carolina Electric & Gas Company
1426 Main Street
Columbia, South Carolina 29201

Ladies and Gentlemen:

      As special tax counsel to South Carolina Electric & Gas Company and SCE&G Trust I in connection with the proposed offering of the SCE&G Trust I Preferred Securities Series A, with an aggregate liquidation amount of $50,000,000 (the "Securities"), and assuming the operative documents for the Securities described in the Prospectus included in the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is filed as an exhibit will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

     We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and the reference to us under the headings "Certain Federal Income Tax Consequences" and "Validity" in the Prospectus. By giving the foregoing consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              s/McNair Law Firm, P.A.
                              McNair Law Firm, P. A.


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